PRESS RELEASE

Allegiance Bancshares, Inc.
8847 West Sam Houston Parkway N., Suite 200
Houston, Texas 77040
ir@allegiancebank.com
ALLEGIANCE BANCSHARES, INC. REPORTS
SECOND QUARTER 2018 RESULTS

•	Core loan growth of $266.0 million, or 13.0%, year over year and $58.2 million, or 10.4% (annualized), for the second quarter 2018 compared to the linked quarter

•	Deposit growth of $214.5 million, or 10.2%, year over year and $29.0 million, or 5.1% (annualized), for the second quarter 2018 compared to the linked quarter

•	Announced the pending acquisition of Post Oak Bancshares, Inc. headquartered in Houston, Texas

HOUSTON, July 26, 2018. Allegiance Bancshares, Inc. (NASDAQ: ABTX) ("Allegiance"), the holding company of Allegiance Bank (the "Bank"), today reported net income of $7.6 million and diluted earnings per share of $0.55 for the second quarter 2018 compared to $5.4 million and diluted earnings per share of $0.40 for the second quarter 2017. The second quarter 2018 results include $1.1 million and $625 thousand of core system conversion and merger related expenses, respectively. Net income for the six months ended June 30, 2018 was $15.3 million, or $1.12 per diluted share, compared to $11.4 million, or $0.85 per diluted share, for the six months ended June 30, 2017.

"This quarter was an exciting one for us as we further executed our growth strategies. We generated continued organic loan and deposit growth, successfully completed our core technology conversion and advanced our acquisition strategy by announcing a transaction with Post Oak Bancshares, Inc. headquartered in Houston, Texas," said George Martinez, Allegiance's Chairman and Chief Executive Officer. "Allegiance and Post Oak share the same tradition of customer, employee and community bank focus and we continue to anticipate that the acquisition will close in the fourth quarter of 2018. We are excited about this partnership and the opportunities that will further enhance our value as Houston's largest community bank," commented Martinez.

"I would like to thank our outstanding team of dedicated employees for a remarkable job well done as we effectively enhanced our core system during the quarter. Our employees continue to ensure an outstanding customer experience every day to help our bank grow and innovate while working diligently to deliver great results. We believe that this quarter's results reflect our commitment to our customers and the enhancement of shareholder value," concluded Martinez.

Second Quarter 2018 Results

Net interest income before provision for loan losses in the second quarter 2018 increased $2.7 million, or 10.8%, to $27.8 million from $25.1 million for the second quarter 2017 primarily due to organic loan growth partially offset by interest expense on the subordinated debt that was issued in December 2017. Net interest income before provision for loan losses in the second quarter 2018 increased slightly from $26.9 million in the first quarter 2018. The net interest margin on a tax equivalent basis decreased eight basis points to 4.21% for the second quarter 2018 from 4.29% for the second quarter 2017 and increased one basis point from 4.20% for the first quarter 2018. The decrease from the prior year is primarily due to the increase in interest expense on interest-bearing liabilities driven in part by the subordinated debt issuance in December 2017.

Noninterest income for the second quarter 2018 was $1.8 million, an increase of $328 thousand, or 22.2%, compared to $1.5 million for the second quarter 2017 and increased $159 thousand compared to $1.6 million for the first quarter 2018.

Noninterest expense for the second quarter 2018 increased $3.4 million, or 20.4%, to $19.9 million from $16.5 million for the second quarter 2017, and increased $1.1 million, or 6.1%, from $18.7 million for the first quarter 2018. The increases in noninterest expense over the second quarter 2017 and the linked quarter were primarily due to expenses of $1.1 million related to the core system conversion and $625 thousand of merger related expenses. In the second quarter 2018, Allegiance’s efficiency ratio increased to 67.05% from 61.92% for the second quarter 2017 and increased from 65.59% for the first quarter 2018. Second quarter 2018 annualized returns on average assets, average equity and average tangible equity were 1.03%, 9.55% and 11.02%, respectively, compared to 0.81%, 7.32% and 8.57%, respectively, for the second quarter 2017. Annualized returns on average assets, average equity and average tangible equity for the first quarter 2018 were 1.09%, 10.10% and 11.71%, respectively.

Six Months Ended June 30, 2018 Results

Net interest income before provision for loan losses for the six months ended June 30, 2018 increased $5.5 million, or 11.1%, to $54.7 million from $49.2 million for the six months ended June 30, 2017 primarily due to organic loan growth partially offset by the increased interest expense on interest-bearing liabilities. The net interest margin on a tax equivalent basis decreased 13 basis points to 4.20% for the six months ended June 30, 2018 from 4.33% for the six months ended June 30, 2017 primarily due to the increase in interest expense on interest-bearing liabilities driven in part by the subordinated debt issuance in December 2017

Noninterest income for the six months ended June 30, 2018 was $3.5 million, an increase of $633 thousand, or 22.5%, compared to $2.8 million for the six months ended June 30, 2017.

Noninterest expense for the six months ended June 30, 2018 increased $5.6 million, or 16.9%, to $38.6 million from $33.0 million for the six months ended June 30, 2017. The increase in noninterest expense over the six months ended June 30, 2017 was primarily due to expenses related to the core system conversion of $1.5 million and the merger related expenses of $625 thousand during the six months ended June 30, 2018.

During the six months ended June 30, 2018, Allegiance’s efficiency ratio increased to 66.33% from 63.41% for the six months ended June 30, 2017.

For the six months ended June 30, 2018, annualized returns on average assets, average equity and average tangible equity were 1.06%, 9.82% and 11.36%, respectively, compared to 0.89%, 7.95% and 9.34%, respectively, for the six months ended June 30, 2017.

Financial Condition

Total assets at June 30, 2018 increased $241.7 million, or 8.9%, to $2.97 billion compared to $2.72 billion at June 30, 2017 and increased $79.9 million, or 2.8%, compared to $2.89 billion at March 31, 2018.

Total loans at June 30, 2018 increased $244.0 million, or 11.5%, to $2.36 billion compared to $2.11 billion at June 30, 2017 and increased $68.2 million, or 3.0%, compared to $2.29 billion at March 31, 2018. These increases were due to strong organic loan growth within the Bank’s loan portfolio. Core loans, which exclude the mortgage warehouse portfolio, increased $266.0 million, or 13.0%, to $2.31 billion at June 30, 2018 from $2.04 billion at June 30, 2017 and increased $58.2 million, or 2.6%, from $2.25 billion at March 31, 2018.

Deposits at June 30, 2018 increased $214.5 million, or 10.2%, to $2.31 billion compared to $2.10 billion at June 30, 2017 and increased $29.0 million, or 1.3%, compared to $2.28 billion at March 31, 2018.

Asset Quality

Nonperforming assets totaled $14.6 million, or 0.49% of total assets, at June 30, 2018, compared to $19.9 million, or 0.73% of total assets, at June 30, 2017, and $14.2 million, or 0.49% of total assets, at March 31, 2018. The allowance for loan losses was 1.01% of total loans at June 30, 2018, 0.99% of total loans at June 30, 2017 and 1.08% of total loans at March 31, 2018.

The provision for loan losses for the second quarter 2018 was $631 thousand, or 0.11% (annualized) of average loans, compared to $3.0 million, or 0.59% (annualized) of average loans, for the second quarter 2017, and $653 thousand, or 0.12% (annualized) of average loans, for the first quarter 2018.

Second quarter 2018 net charge-offs were $1.4 million compared to net charge-offs of $684 thousand for the second quarter 2017 and net recoveries of $326 thousand for the first quarter 2018.

GAAP Reconciliation of Non-GAAP Financial Measures

Allegiance’s management uses certain non-GAAP financial measures to evaluate its performance. Please refer to the GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures on page 10 of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call

As previously announced, Allegiance’s management team will host a conference call on Thursday, July 26, 2018 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss its second quarter 2018 results. Individuals and investment professionals may participate in the call by dialing (877) 279-2520. The conference ID number is 8558406. Alternatively, a simultaneous audio-only webcast may be accessed via the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Upcoming Events. If you are unable to participate during the live webcast, the webcast will be archived on the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under News and Events, Event Calendar, Past Events.

Allegiance Bancshares, Inc.

Allegiance is a $2.97 billion asset Houston, Texas-based bank holding company. Through its wholly owned subsidiary, Allegiance Bank, Allegiance provides a diversified range of commercial banking services primarily to Houston metropolitan area-based small to medium-sized businesses and individual customers. Allegiance’s super-community banking strategy was designed to foster strong customer relationships while benefiting from a platform and scale that is competitive with larger local and regional banks. Allegiance Bank operates 16 full-service banking locations and one loan production office in the Houston metropolitan area. Visit www.allegiancebank.com for more information.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This release may contain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, present expectations, estimates and projections about Allegiance and its subsidiaries. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “continues,” “anticipates,” “intends,” “projects,” “estimates,” “potential,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Forward-looking statements include information concerning Allegiance’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Allegiance’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Allegiance can: continue to develop and maintain new and existing customer and community relationships; successfully implement its growth strategy, including identifying suitable acquisition targets and integrating the businesses of acquired companies and banks; sustain its current internal growth rate; provide quality and competitive products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its performance objectives. These and various other risk factors are discussed in Allegiance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in other reports and statements Allegiance has filed with the Securities and Exchange Commission. Copies of such filings are available for download free of charge from the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Financial Information, SEC Filings. Any forward-looking statement made by Allegiance in this release speaks only as of the date on which it is made. Factors or events that could cause Allegiance’s actual results to differ may emerge from time to time, and it is not possible for Allegiance to predict all of them. Allegiance undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	2018		2017
	June 30	March 31	December 31	September 30	June 30
	(Dollars in thousands)
Cash and cash equivalents	$200,645	$190,088	$182,103	$192,427	$187,491
Available for sale securities	300,897	307,411	309,615	323,856	321,268

Total loans	2,358,675	2,290,494	2,270,876	2,201,540	2,114,652
Allowance for loan losses	(23,831)	(24,628)	(23,649)	(23,722)	(21,010)
Loans, net	2,334,844	2,265,866	2,247,227	2,177,818	2,093,642

Goodwill	39,389	39,389	39,389	39,389	39,389
Core deposit intangibles, net	2,883	3,079	3,274	3,469	3,664
Premises and equipment, net	19,049	18,605	18,477	18,273	18,240
Other real estate owned	1,710	365	365	453	365
Bank owned life insurance	22,701	22,563	22,422	22,277	22,131
Other assets	44,308	39,118	37,359	35,472	38,526
Total assets	$2,966,426	$2,886,484	$2,860,231	$2,813,434	$2,724,716

Noninterest-bearing deposits	$749,787	$694,880	$683,110	$712,951	$662,527
Interest-bearing deposits	1,563,999	1,589,922	1,530,864	1,573,664	1,436,715
Total deposits	2,313,786	2,284,802	2,213,974	2,286,615	2,099,242

Borrowed funds	275,569	232,569	282,569	207,569	310,569
Subordinated debt	48,779	48,719	48,659	9,277	9,249
Other liabilities	8,404	8,406	8,164	7,246	7,197
Total liabilities	2,646,538	2,574,496	2,553,366	2,510,707	2,426,257

Common stock	13,341	13,302	13,227	13,171	13,153
Capital surplus	220,665	219,760	218,408	216,943	216,158
Retained earnings	90,089	82,533	74,894	71,690	68,704
Accumulated other comprehensive (loss) income	(4,207)	(3,607)	336	923	444
Shareholders' equity	319,888	311,988	306,865	302,727	298,459
Total liabilities and equity	$2,966,426	$2,886,484	$2,860,231	$2,813,434	$2,724,716

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Year-to-Date
	2018		2017			2018	2017
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
	(Dollars in thousands, except per share data)
INTEREST INCOME:
Loans, including fees	$31,846	$30,117	$29,747	$28,588	$26,736	$61,963	$51,996
Securities
Taxable	646	599	563	547	503	1,245	1,001
Tax-exempt	1,451	1,459	1,545	1,574	1,591	2,910	3,215
Deposits in other financial institutions	250	216	183	192	157	466	287
Total interest income	34,193	32,391	32,038	30,901	28,987	66,584	56,499

INTEREST EXPENSE:
Demand, money market and savings deposits	887	976	992	811	702	1,863	1,356
Certificates and other time deposits	3,284	2,785	2,521	2,299	2,283	6,069	4,240
Borrowed funds	1,472	1,036	854	654	761	2,508	1,414
Subordinated debt	734	705	235	140	134	1,439	254
Total interest expense	6,377	5,502	4,602	3,904	3,880	11,879	7,264
NET INTEREST INCOME	27,816	26,889	27,436	26,997	25,107	54,705	49,235
Provision for loan losses	631	653	1,930	6,908	3,007	1,284	4,350
Net interest income after provision for loan losses	27,185	26,236	25,506	20,089	22,100	53,421	44,885

NONINTEREST INCOME:
Nonsufficient funds fees	214	176	158	144	184	390	383
Service charges on deposit accounts	106	223	179	204	205	329	400
Gain (loss) on sale of securities	—	—	30	(12)	—	—	—
Gain on sale of other real estate	1	—	6	—	—	1	—
Bank owned life insurance	138	141	145	146	146	279	294
Rebate from correspondent bank	564	444	388	370	336	1,008	569
Other	782	662	677	608	606	1,444	1,172
Total noninterest income	1,805	1,646	1,583	1,460	1,477	3,451	2,818

NONINTEREST EXPENSE:
Salaries and employee benefits	12,778	12,794	12,188	11,580	10,415	25,572	20,977
Net occupancy and equipment	1,367	1,272	1,398	1,325	1,302	2,639	2,729
Depreciation	433	407	412	427	398	840	798
Data processing and software amortization	1,356	1,053	1,850	783	719	2,409	1,414
Professional fees	1,126	469	222	822	987	1,595	1,882
Regulatory assessments and FDIC insurance	509	534	533	582	569	1,043	1,158
Core deposit intangibles amortization	196	195	195	195	196	391	391
Communications	259	248	252	251	233	507	480
Advertising	342	330	436	302	288	672	551
Other	1,494	1,415	1,790	1,409	1,354	2,909	2,630
Total noninterest expense	19,860	18,717	19,276	17,676	16,461	38,577	33,010
INCOME BEFORE INCOME TAXES	9,130	9,165	7,813	3,873	7,116	18,295	14,693
Provision for income taxes	1,574	1,454	4,609	887	1,721	3,028	3,251
NET INCOME	$7,556	$7,711	$3,204	$2,986	$5,395	$15,267	$11,442

EARNINGS PER SHARE
Basic	$0.57	$0.58	$0.24	$0.23	$0.41	$1.15	$0.88
Diluted	$0.55	$0.57	$0.24	$0.22	$0.40	$1.12	$0.85

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Year-to-Date
	2018		2017			2018	2017
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
	(Dollars and share amounts in thousands, except per share data)
Net income	$7,556	$7,711	$3,204	$2,986	$5,395	$15,267	$11,442

Earnings per share, basic	$0.57	$0.58	$0.24	$0.23	$0.41	$1.15	$0.88
Earnings per share, diluted	$0.55	$0.57	$0.24	$0.22	$0.40	$1.12	$0.85

Return on average assets(A)	1.03%	1.09%	0.45%	0.43%	0.81%	1.06%	0.89%
Return on average equity(A)	9.55%	10.10%	4.15%	3.90%	7.32%	9.82%	7.95%
Return on average tangible equity(A)(B)	11.02%	11.71%	4.82%	4.55%	8.57%	11.36%	9.34%
Tax equivalent net interest margin(C)	4.21%	4.20%	4.33%	4.37%	4.29%	4.20%	4.33%
Efficiency ratio(D)	67.05%	65.59%	66.50%	62.14%	61.92%	66.33%	63.41%

Liquidity and Capital Ratios
Allegiance Bancshares, Inc. (Consolidated)
Equity to assets	10.78%	10.81%	10.73%	10.76%	10.95%	10.78%	10.95%
Tangible equity to tangible assets(B)	9.49%	9.48%	9.38%	9.38%	9.52%	9.49%	9.52%
Estimated common equity tier 1 capital	10.60%	10.82%	10.54%	10.68%	10.85%	10.32%	10.85%
Estimated tier 1 risk-based capital	10.97%	11.19%	10.92%	11.07%	11.24%	10.67%	11.24%
Estimated total risk-based capital	13.42%	13.72%	13.43%	12.04%	12.13%	13.06%	12.13%
Estimated tier 1 leverage capital	9.78%	9.98%	9.84%	9.90%	10.11%	9.78%	10.11%
Allegiance Bank
Estimated common equity tier 1 capital	11.04%	10.95%	10.72%	10.93%	10.23%	10.74%	10.23%
Estimated tier 1 risk-based capital	11.04%	10.95%	10.72%	10.93%	10.23%	10.74%	10.23%
Estimated total risk-based capital	13.49%	13.49%	13.24%	11.91%	11.12%	13.13%	11.12%
Estimated tier 1 leverage capital	9.84%	9.77%	9.67%	9.77%	9.20%	9.84%	9.20%

Other Data
Weighted average shares:
Basic	13,327	13,262	13,187	13,165	13,125	13,294	13,073
Diluted	13,634	13,542	13,496	13,483	13,471	13,588	13,425
Period end shares outstanding	13,341	13,301	13,227	13,171	13,153	13,341	13,153
Book value per share	$23.98	$23.46	$23.20	$22.98	$22.69	$23.98	$22.69
Tangible book value per share(B)	$20.81	$20.26	$19.97	$19.73	$19.42	$20.81	$19.42

(A)	Interim periods annualized.

(B)	Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on page 10 of this Earnings Release.

(C)	Net interest margin represents net interest income divided by average interest-earning assets.

(D)
Represents noninterest expense divided by the sum of net interest income plus noninterest income, excluding net gains and losses on the sale of securities. Additionally, taxes and provision for loan losses are not part of this calculation.

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	June 30, 2018			March 31, 2018			June 30, 2017
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$2,312,725	$31,846	5.52%	$2,260,119	$30,117	5.40%	$2,042,460	$26,736	5.25%
Securities	315,198	2,097	2.67%	312,769	2,058	2.67%	326,388	2,094	2.57%
Deposits in other financial institutions	50,227	250	2.00%	49,897	216	1.75%	49,703	157	1.26%
Total interest-earning assets	2,678,150	$34,193	5.12%	2,622,785	$32,391	5.01%	2,418,551	$28,987	4.81%
Allowance for loan losses	(24,753)			(23,949)			(19,253)
Noninterest-earning assets	280,852			272,430			261,668
Total assets	$2,934,249			$2,871,266			$2,660,966

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$157,588	$208	0.53%	$232,375	$317	0.55%	$137,507	$118	0.34%
Money market and savings deposits	522,381	679	0.52%	552,396	659	0.48%	499,335	584	0.47%
Certificates and other time deposits	827,897	3,284	1.59%	800,343	2,785	1.41%	785,194	2,283	1.17%
Borrowed funds	311,185	1,472	1.90%	250,414	1,036	1.68%	304,184	761	1.00%
Subordinated debt	48,746	734	6.04%	48,684	705	5.87%	9,232	134	5.83%
Total interest-bearing liabilities	1,867,797	$6,377	1.37%	1,884,212	$5,502	1.18%	1,735,452	$3,880	0.90%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	741,266			669,258			624,100
Other liabilities	7,778			8,251			5,890
Total liabilities	2,616,841			2,561,721			2,365,442
Shareholders' equity	317,408			309,545			295,524
Total liabilities and shareholders' equity	$2,934,249			$2,871,266			$2,660,966

Net interest rate spread			3.75%			3.83%			3.91%

Net interest income and margin		$27,816	4.17%		$26,889	4.16%		$25,107	4.16%

Net interest income and margin (tax equivalent)		$28,086	4.21%		$27,174	4.20%		$25,862	4.29%

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Six Months Ended June 30,
	2018			2017
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$2,286,567	$61,963	5.46%	$1,985,715	$51,996	5.28%
Securities	313,990	4,155	2.67%	326,151	4,216	2.61%
Deposits in other financial institutions	50,063	466	1.88%	51,511	287	1.12%
Total interest-earning assets	2,650,620	$66,584	5.07%	2,363,374	$56,499	4.82%
Allowance for loan losses	(24,353)			(18,729)
Noninterest-earning assets	276,664			260,497
Total assets	$2,902,931			$2,605,142

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$194,774	$525	0.54%	$134,226	$218	0.33%
Money market and savings deposits	537,305	1,338	0.50%	493,092	1,138	0.47%
Certificates and other time deposits	814,196	6,069	1.50%	735,458	4,240	1.16%
Borrowed funds	280,967	2,508	1.80%	324,901	1,414	0.88%
Subordinated debt	48,716	1,439	5.96%	9,218	254	5.56%
Total interest-bearing liabilities	1,875,958	$11,879	1.28%	1,696,895	$7,264	0.86%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	705,461			612,120
Other liabilities	8,014			5,891
Total liabilities	2,589,433			2,314,906
Shareholders' equity	313,498			290,236
Total liabilities and shareholders' equity	$2,902,931			$2,605,142

Net interest rate spread			3.79%			3.96%

Net interest income and margin		$54,705	4.16%		$49,235	4.20%

Net interest income and margin (tax equivalent)		$55,260	4.20%		$50,770	4.33%

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	2018		2017
	June 30	March 31	December 31	September 30	June 30
	(Dollars in thousands)
Period-end Loan Portfolio:
Commercial and industrial	$452,307	$447,168	$457,129	$446,029	$444,701
Mortgage warehouse	51,552	41,572	69,456	83,577	73,499
Real estate:
Commercial real estate (including multi-family residential)	1,134,903	1,108,537	1,080,247	1,045,220	1,008,027
Commercial real estate construction and land development	270,965	257,566	243,389	225,574	206,024
1-4 family residential (including home equity)	330,053	317,842	301,219	283,399	267,939
Residential construction	109,962	108,882	109,116	106,299	102,832
Consumer and other	8,933	8,927	10,320	11,442	11,630
Total loans	$2,358,675	$2,290,494	$2,270,876	$2,201,540	$2,114,652

Asset Quality:
Nonaccrual loans	$12,137	$13,373	$13,328	$13,913	$19,330
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	12,137	13,373	13,328	13,913	19,330
Other real estate	1,710	365	365	453	365
Other repossessed assets	740	443	205	205	205
Total nonperforming assets	$14,587	$14,181	$13,898	$14,571	$19,900

Net charge-offs (recoveries)	$1,428	$(326)	$2,003	$4,196	$684

Nonaccrual loans:
Commercial and industrial	$5,983	$6,153	$6,437	$5,031	$9,051
Mortgage warehouse	—	—	—	—	—
Real estate:
Commercial real estate (including multi-family residential)	4,917	6,466	6,110	8,097	9,556
Commercial real estate construction and land development	—	—	—	—	—
1-4 family residential (including home equity)	1,237	754	781	735	568
Residential construction	—	—	—	—	—
Consumer and other	—	—	—	50	155
Total nonaccrual loans	$12,137	$13,373	$13,328	$13,913	$19,330

Asset Quality Ratios:
Nonperforming assets to total assets	0.49%	0.49%	0.49%	0.52%	0.73%
Nonperforming loans to total loans	0.51%	0.58%	0.59%	0.63%	0.91%
Allowance for loan losses to nonperforming loans	196.35%	184.16%	177.44%	170.50%	108.69%
Allowance for loan losses to total loans	1.01%	1.08%	1.04%	1.08%	0.99%
Net charge-offs (recoveries) to average loans (annualized)	0.25%	(0.06)%	0.36%	0.78%	0.13%

Allegiance Bancshares, Inc.
GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures
(Unaudited)

Allegiance’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Allegiance believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance. Allegiance believes that management and investors benefit from referring to these non-GAAP financial measures in assessing Allegiance’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. Specifically, Allegiance reviews tangible book value per common share, return on average tangible equity and the ratio of tangible equity to tangible assets for internal planning and forecasting purposes. Allegiance has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented. These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Allegiance calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

	Three Months Ended					Year-to-Date
	2018		2017			2018	2017
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
	(Dollars and share amounts in thousands, except per share data)
Total shareholders' equity	$319,888	$311,988	$306,865	$302,727	$298,459	$319,888	$298,459
Less: Goodwill and core deposit intangibles, net	42,272	42,468	42,663	42,858	43,053	42,272	43,054
Tangible shareholders’ equity	$277,616	$269,520	$264,202	$259,869	$255,406	$277,616	$255,405

Shares outstanding at end of period	13,341	13,301	13,227	13,171	13,153	13,341	13,153

Tangible book value per share	$20.81	$20.26	$19.97	$19.73	$19.42	$20.81	$19.42

Net income	$7,556	$7,711	$3,204	$2,986	$5,395	$15,267	$11,442

Average shareholders' equity	$317,408	$309,545	$306,346	$303,449	$295,524	$313,498	$290,236
Less: Average goodwill and core deposit intangibles, net	42,393	42,589	42,758	42,954	43,149	42,491	43,246
Average tangible shareholders’ equity	$275,015	$266,954	$263,588	$260,495	$252,375	$271,007	$246,990

Return on average tangible equity	11.02%	11.71%	4.82%	4.55%	8.57%	11.36%	9.34%

Total assets	$2,966,426	$2,886,484	$2,860,231	$2,813,434	$2,724,716	$2,966,426	$2,724,716
Less: Goodwill and core deposit intangibles, net	42,272	42,468	42,663	42,858	43,053	42,272	43,054
Tangible assets	$2,924,154	$2,844,016	$2,817,568	$2,770,576	$2,681,663	$2,924,154	$2,681,662

Tangible equity to tangible assets	9.49%	9.48%	9.38%	9.38%	9.52%	9.49%	9.52%